Exhibit 10.4
NEXTG NETWORKS, INC.
2008 EQUITY INCENTIVE PLAN
     1. Plan Authorization and Purpose. This Plan authorizes the Administrator to grant Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. This Plan’s purposes are to:
•	attract and retain the best available personnel for positions of substantial responsibility,

•	provide additional incentive to Service Providers, and

•	promote NextG’s business success.
     2. Definitions. As used in this Plan, the following definitions apply:
          (a) “Administrator” means the Board or the Committee that administers this Plan, as provided in Section 4.
          (b) “Affiliate” means any corporation or any other entity (including partnerships and joint ventures) that controls, is controlled by, or is under common control with NextG.
          (c) “Applicable Laws” means all applicable requirements relating to administering equity-based awards under all applicable state corporate laws, federal and state securities laws, Code provisions, rules and regulations issued by any stock exchange or quotation system on which the Common Stock is listed or quoted, and laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.
          (e) “Award Agreement” means the written or electronic agreement that is subject to this Plan’s terms and conditions and that describes the terms and provisions applicable to a particular Award granted under this Plan.
          (f) “Board” means NextG’s board of directors.
          (g) “Code” means, as of any particular time, the Internal Revenue Code of 1986, as amended, and including any successor legal provisions, in each case as in effect at such time.

          (h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws that the Board may appoint as provided in Section 4.
          (i) “Common Stock” means NextG’s common stock.
          (j) “Consultant” means any Person, including any advisor, that NextG or that any Affiliate engages to render services to NextG or to such Affiliate; provided that Employees and Directors are expressly excluded from this definition.
          (k) “Control Change” means any of the following events:
               (i) a NextG ownership change that occurs on the date that any Person acquires more than 50% of the total voting power of NextG’s stock; provided that any additional voting power acquisition by a Person who already holds more than 50% of the total voting power of NextG’s stock will not qualify as any such NextG ownership change; or
               (ii) an effective NextG control change that occurs on the date that a Board majority is replaced during any 12-month time period by Directors whose appointment or election is not endorsed by a Board majority before the appointment or election date; provided that additional effective control by a Person who has already achieved effective control will not qualify as any such effective NextG control change; or
               (iii) a change in ownership of a substantial portion of NextG’s assets that occurs on the date that any Person acquires (or has acquired during the 12-month time period ending on the date of the most recent acquisition by such Persons) assets from NextG that have a total gross fair market value greater than 50% of the total gross fair market value of all NextG assets immediately before such acquisition or acquisitions; provided that the following will not qualify as a change in ownership of a substantial portion of NextG’s assets: (A) a transfer to an entity that is controlled by NextG’s stockholders immediately after the transfer, or (B) any NextG asset transfer to: (1) a NextG stockholder (immediately before the asset transfer) in exchange for or with respect to NextG’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by NextG, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding NextG stock, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this Section 2(k)(iii); provided that, for purposes of this Section 2(k)(iii), gross fair market value means the value of NextG’s assets or the value of NextG assets being disposed of, in each case determined without regard to any liabilities associated with such assets.
          (l) “Director” means a NextG director.
          (m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3); provided that, in the case of Awards other than Incentive Stock Options, the Administrator has discretion to determine whether a permanent and total disability exists, according to uniform and non-discriminatory standards that the Administrator may adopt from time to time.

          (n) “Employee” means any NextG employee and any Affiliate employee; provided that Directors are expressly excluded from this definition, in each case except to the extent that any particular Director also qualifies separately as a NextG employee without considering the Director’s compensation or services in the Director’s capacity as a Director.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), for Awards of a different type, and/or for cash; (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity that the Administrator selects; and/or (iii) the exercise price that is applicable to an outstanding Award is reduced, in each case as the Administrator establishes, administers, determines, and defines in the Administrator’s sole discretion.
          (q) “Fair Market Value” means, as of any particular determination date, the Common Stock’s fair market value, which will equal:
               (i) the Common Stock’s closing sales price (or the closing bid, if no sales were reported) as quoted on any exchange or system on the determination date, as reported in The Wall Street Journal or in such other source as the Administrator deems reliable, but only if the Common Stock is listed on any established stock exchange or a national market system, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market;
               (ii) the mean between the Common Stock’s high-bid and low-asked prices on the determination date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, but only if the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported;
               (iii) the initial price to the public as specified in the final prospectus included within the Form S-1 registration statement that NextG filed with the Securities and Exchange Commission for NextG’s the initial public offering, but only for Awards granted on the effective date of NextG’s first filed and effective registration statement under Exchange Act Section 12, with respect to any class of NextG’s securities; or
               (iv) the price that the Administrator determines in good faith, but only in the absence of an established market for the Common Stock.
          (r) “Fiscal Year” means NextG’s fiscal year.
          (s) “Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option within the meaning of Code Section 422 and the corresponding regulations.
          (t) “NextG” means NextG Networks, Inc., a Delaware corporation, or any successor.

          (u) “Non-Statutory Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.
          (v) “Option” means a stock option granted under the Plan.
          (w) “Outside Director” means a Director who is not also an Employee.
          (x) “Participant” means the holder of an outstanding Award.
          (y) “Performance Share” means an Award denominated in Shares, which may be earned in whole or in part upon attaining performance goals or other vesting criteria as the Administrator may determine under Section 10.
          (z) “Performance Unit” means an Award that may be earned in whole or in part upon attaining performance goals or other vesting criteria as the Administrator may determine and that may be settled for cash, Shares, other securities, or a combination of the foregoing under Section 10.
          (aa) “Person” means any one person, any one entity, or any group comprised of more than one person and/or entity acting as a group, including owners of a corporation that enters into a merger, consolidation, stock purchase, stock acquisition, or similar business transaction with NextG.
          (bb) “Plan” means this 2008 Equity Incentive Plan.
          (cc) “Restricted Stock” means Shares issued as a Restricted Stock award under Section 7, or issued for an early Option exercise.
          (dd) “Restricted Stock Unit” means an unfunded and unsecured NextG obligation in the form of a bookkeeping entry that is granted under Section 8 and that represents an amount equal to the Fair Market Value of one Share.
          (ee) “Restriction Period” means the time period during which transferring Restricted Stock is subject to restrictions and, therefore, subject to a substantial forfeiture risk, whether such restrictions are based on time passing, achieving target performance levels, or other events occurring, in each case as the Administrator determines.
          (ff) “Rule 16b-3” means Exchange Act Rule 16b-3 or any Rule 16b-3 successor, as in effect as of any particular time.
          (gg) “Section 16(b)” means Exchange Act Section 16(b).
          (hh) “Service Provider” means an Employee, Director, or Consultant.
          (ii) “Share” means one Common Stock share, as adjusted according to Section 14.

          (jj) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right under Section 9.
     3. Available Plan Shares.
          (a) Available Share Formula. Subject to Section 3(b), the maximum aggregate number of Shares that may be issued under the Plan is 3,420,000 Shares. The Shares may be authorized, but unissued, or re-acquired Common Stock.
          (b) Automatic Share Increases. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2010 Fiscal Year, in an amount equal to the least of (i) 3,420,000 Shares, (ii) 3.5% of the number of Shares outstanding on the last day of the immediately preceding Fiscal Year, and (iii) the number of Shares that the Board may determine.
          (c) Returned Awards.
               (i) Stock Appreciation Rights. If a Stock Appreciation Right becomes unexercisable without having been exercised in full or surrendered under an Exchange Program, then only the net Shares issued under Stock Appreciation Right will no longer be available under the Plan, and all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).
               (ii) Other Awards. If an Award (A) expires or becomes unexercisable without having been exercised in full, (B) is surrendered under an Exchange Program, or, (C) with respect to Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares, is forfeited to or repurchased by NextG due to vesting failure, then the unpurchased Shares (or, for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject to such Award will become available for future grant or sale under the Plan (unless the Plan has terminated).
               (iii) Shares Actually Issued. Shares that have actually been issued under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided that, if Shares issued as Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units are repurchased by NextG or are forfeited to NextG, then such Shares will become available for future grant under the Plan.
               (iv) Shares Otherwise Used. Shares used to pay an Award’s exercise price or to satisfy an Award’s corresponding tax-withholding obligations will become available for future grant or sale under the Plan.
               (v) Cash Payments. To the extent that an Award is paid out in cash rather than in Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan.
               (vi) Incentive Stock Options. Notwithstanding the foregoing (and subject to any Section 14 adjustments), the maximum number of Shares that may be issued upon any Incentive Stock Option exercise will equal the aggregate Share number stated in

Section 3(a), plus, to the extent allowable under Code Section 422 and corresponding treasury regulations, any Shares that become available for Plan issuances under Section 3(b) and Section 3(c).
          (d) Share Reserve. At all times during this Plan’s term, NextG will reserve and keep available the number of Shares that are necessary to satisfy this Plan’s requirements.
     4. Plan Administration.
          (a) Procedure.
               (i) Multiple Administrative Bodies. One Committee, or multiple different Committees with respect to different Service-Provider groups, may administer the Plan, in each case as determined by Board resolution.
               (ii) Section 162(m). If the Administrator determines to qualify Awards as “performance-based compensation,” as defined by Code Section 162(m), then the Plan will be administered by a Committee of two or more “outside directors,” as defined by Code Section 162(m).
               (iii) Rule 16b-3. If the Administrator determines to qualify Plan transactions as exempt under Rule 16b-3, then the Plan transactions will be structured to satisfy the Rule 16b-3 exemption requirements.
               (iv) Other Administration. Other than as provided above, the Plan will be administered by the Board or by one or more Committees that satisfy all Applicable Laws.
          (b) Administrator Powers. Subject to this Plan’s provisions, and in a Committee’s case, subject to the specific duties that the Board delegates to the Committee, the Administrator will have the authority, in the Administrator’s discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted;
               (iii) to determine the number of Shares to be covered by each granted Award;
               (iv) to approve Award Agreement forms;
               (v) in a manner consistent with the Plan’s terms, to determine the terms and conditions of any granted Award, including the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the corresponding Shares, based in each case on such factors as the Administrator will determine;

               (vi) to institute any Exchange Program, and to determine any Exchange Program’s terms and conditions;
               (vii) to construe and interpret all Plan terms and all granted Awards;
               (viii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established to satisfy applicable foreign laws;
               (ix) to modify or amend each Award (subject to Section 19(c)), including the discretionary authority to extend any Award’s post-termination exercisability period and to extend any Option’s maximum term (subject to Section 6(b) regarding Incentive Stock Options);
               (x) to allow Participants to satisfy tax-withholding obligations as provided in Section 15;
               (xi) to authorize any person to execute on NextG’s behalf any instrument required to implement any Award grant that the Administrator previously issued;
               (xii) to allow a Participant to defer receiving cash payments or Share deliveries that would otherwise be due to the Participant under an Award; and
               (xiii) to make all other determinations that are necessary or advisable to administer the Plan.
          (c) Administrator Decisions Final. The Administrator’s decisions, determinations, and interpretations will be conclusive, final, and binding on all Participants and on any other Award holders.
          (d) No Liability. In connection with the Plan and in connection with their respective roles relating to the Plan, NextG, the Affiliates, the Administrator, the Board, and the Committees will not, under any circumstances, be liable for any indirect, incidental, consequential, or special damages (including lost profits) that any person incurs in whatever form, in each case whether or not foreseeable and regardless of the claim’s nature, form, name, or characterization.
     5. Eligibility. Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Stock Options.
          (a) Limitations. With respect to Options, each Award Agreement will designate such Option as either an Incentive Stock Option or as a Non-Statutory Stock Option. However, regardless of any such designation, to the extent that the aggregate Fair Market Value of any Incentive Stock Option Shares that are exercisable for the first time by the Participant during any calendar year (under all NextG and Affiliate plans) exceeds $100,000, then such

Options will be treated as Non-Statutory Stock Options. For this Section 6(a)’s purposes, Incentive Stock Options will be accounted for in the order in which they were granted. The Fair Market Value will be determined as of the time that the applicable Option Shares are granted.
          (b) Option Term. With respect to Options, each Award Agreement will specify the Option term. Each Incentive Stock Option term will be 10 years from the grant date or such shorter term as the Award Agreement may specify. If the Administrator grants an Incentive Stock Option to a Participant who, on the grant date, owns stock representing more than 10% of the total combined voting power of all NextG and all Affiliate stock classes, then the Incentive Stock Option term will be five years from the grant date or such shorter term as the Award Agreement may specify.
          (c) Option Exercise Price and Consideration.
               (i) Exercise Price. The Administrator will determine the per-Share exercise price for all Option Shares, but such per-Share exercise price will be at least 100% of the Fair Market Value on the grant date. However, if the Administrator grants any Incentive Stock Option to any Employee who, on the grant date, owns stock representing more than 10% of the total combined voting power of all NextG and all Affiliate stock classes, then the per-Share exercise price will be at least 110% of the Fair Market Value on the grant date. Notwithstanding this Section 6(c)(i)’s foregoing provisions, the Administrator may grant Options with a per-Share exercise price of less than 100% of the Fair Market Value on the grant date in connection with a transaction described in Code Section 424(a), but only in a manner consistent with Code Section 424(a).
               (ii) Waiting Period and Exercise Dates. When the Administrator grants an Option, the Administrator will fix the time period during which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
               (iii) Consideration Forms. The Administrator will determine the acceptable consideration forms required to exercise an Option, including the payment method. For Incentive Stock Options, the Administrator will determine the acceptable consideration form upon granting the Option. Any such consideration form may consist entirely of: (A) cash; (B) check; (C) promissory note, to the extent permitted by Applicable Laws, (D) other Shares, provided that such Shares have a Fair Market Value on the surrender date equal to the Option Shares’ aggregate exercise price and also provided that accepting such Shares will not result in any adverse NextG accounting consequences, as the Administrator determines in the Administrator’s sole discretion; (E) consideration that NextG receives under any cashless exercise program (whether through a broker or otherwise) that NextG may implement in connection with the Plan; (F) by net exercise; (G) such other consideration and payment method to the extent permitted by Applicable Laws; or (H) any combination of the foregoing payment methods.

          (d) Option Exercise.
               (i) Exercise Terms. In each applicable Award Agreement and according to this Plan’s terms, the Administrator will determine the times and conditions under which each Option can be exercised; provided that Options may not be exercised for a fraction of one Share.
               (ii) Exercise Procedure and Payment. To validly exercise an Option, the Option holder must (A) deliver to NextG an exercise notice in such form as the Administrator may specify from time to time and (B) deliver to NextG full payment for the Option Shares that the Participant exercises, along with applicable withholding taxes. The Participant’s full payment may consist of any consideration and any payment method that the Administrator authorizes to the extent permitted by the Plan and the Award Agreement. Upon an Option’s valid exercise, NextG will issue the corresponding Shares in the Participant’s name, or, if the Participant requests, in the name of the Participant and the Participant’s spouse. Regardless of any such exercise, until the Option Shares are actually issued (as demonstrated by the appropriate entry on NextG’s books or on the books of a duly authorized NextG transfer agent), the Participant will not have any voting rights, dividend rights, or any other stockholder rights with respect to the Option Shares. NextG will issue (or cause to be issued) such Shares promptly after the Option is exercised. Except as provided in Section 14, NextG will not adjust for any dividend or other rights for which the record date is before the Share-issuance date.
               (iii) Service Provider Termination. If a Participant stops being a Service Provider, other than because of death or Disability, then the Participant may exercise the Participant’s Option within the time period that is specified in the Award Agreement, but only to the extent that the Option is vested on the termination date, and, in any event, never later than the Option’s term expiration as specified in the Award Agreement. If the Award Agreement does not specify the post-termination exercise time period, then the Option will remain exercisable for 30 days after the Participant’s termination. Unless the Administrator specifies otherwise, Options Shares that have not yet vested on the termination date will revert to the Plan. After termination, if the Participant does not exercise the Participant’s vested Option Shares within the time period that the Administrator specifies, then the Option will terminate, and the corresponding Option Shares will revert to the Plan.
               (iv) Participant Disability. If a Participant stops being a Service Provider because of the Participant’s Disability, then the Participant may exercise the Participant’s Option within the time period that is specified in the Award Agreement, but only to the extent that the Option is vested on the Disability termination date, and, in any event, never later than the Option’s term expiration as specified in the Award Agreement. If the Award Agreement does not specify the post-termination exercise time period in Disability cases, then the Option will remain exercisable for 12 months after the Participant’s termination in Disability cases. Unless the Administrator specifies otherwise, Options Shares that have not yet vested on the termination date will revert to the Plan. After termination, if the Participant does not exercise the Participant’s vested Option Shares within the time period determined according to this Section 6(d)(iv), then the Option will terminate, and the corresponding Option Shares will revert to the Plan.

               (v) Participant Death. If a Participant dies while a Service Provider, then, after the Participant’s death, the Participant’s designated beneficiary (if designated to the Administrator’s satisfaction before the Participant’s death) may exercise the Participant’s Option within the time period that is specified in the Award Agreement, but only to the extent that the Option is vested on the death date, and, in any event, never later than the Option’s term expiration as specified in the Award Agreement. If the Participant’s beneficiary was not adequately designated, then the Option may be exercised by the Participant’s personal estate representative, by the person(s) to whom the Option is transferred under the Participant’s will, or according to descent and distribution laws. If the Award Agreement does not specify the post-termination exercise time period in death cases, then the Option will remain exercisable for 12 months after the Participant’s termination in death cases. Unless the Administrator specifies otherwise, Options Shares that have not yet vested on the termination date will revert to the Plan. After termination, if the Participant’s beneficiary or personal estate representative does not exercise the Participant’s vested Option Shares within the time period determined according to this Section 6(d)(v), then the Option will terminate, and the corresponding Option Shares will revert to the Plan.
     7. Restricted Stock.
          (a) Restricted Stock Grant. Subject to this Plan’s terms and conditions, the Administrator may grant Restricted Stock to Service Providers in the amounts that the Administrator determines in the Administrator’s sole discretion.
          (b) Restricted Stock Agreement. For each Restricted Stock Award, the Administrator, in the Administrator’s sole discretion, will determine the Restriction Period, the amount of Restricted Stock granted, and all other term and conditions, all of which will be included in a corresponding Award Agreement. Unless the Administrator determines otherwise, NextG will act as the escrow agent that will hold Restricted Stock until the applicable corresponding Share restrictions have lapsed.
          (c) Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable Restriction Period ends.
          (d) Other Restrictions. In the Administrator’s sole discretion, the Administrator may impose any other restrictions on the Restricted Stock.
          (e) Restriction Removal. Except as otherwise provided in this Section 7, Restricted Stock that is covered by each Restricted Stock grant will be released from escrow as soon as practicable after the last Restriction Period day or at such other time as the Administrator may determine. In the Administrator’s sole discretion, the Administrator may accelerate the date on which any restrictions will lapse or be removed.
          (f) Voting Rights. During the Restriction Period, Service Providers that hold Restricted Stock may exercise full voting rights with respect to such Restricted Stock, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Restriction Period, Service Providers that hold Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, then such Shares will be subject to the same transferability restrictions and forfeiture restrictions as the Restricted Stock with respect to such Shares were paid.
          (h) Restricted Stock Returns. On the date specified in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to NextG and again will become available for grant under the Plan.
     8. Restricted Stock Units.
          (a) Grant. Subject to this Plan’s terms and conditions, the Administrator may grant Restricted Stock Units in the amounts that the Administrator determines in the Administrator’s sole discretion. After the Administrator determines that the Administrator will grant Restricted Stock Units, the Administrator will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
          (b) Vesting Criteria and Other Terms. In the Administrator’s sole discretion, the Administrator will set all vesting criteria, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon achieving NextG company-wide goals, business-unit goals, or individual goals (including continued employment), or any other basis that the Administrator determines in the Administrator’s sole discretion.
          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive the corresponding payment as determined by the Administrator. Notwithstanding the foregoing, at any time after Restricted Stock Units are granted, the Administrator, in the Administrator’s sole discretion, may reduce or waive any vesting criteria required to receive the corresponding payment.
          (d) Payment Form and Timing. NextG will pay earned Restricted Stock Units as soon as practicable after the date or dates that the Administrator determines, as specified in the Award Agreement. In the Administrator’s sole discretion, the Administrator may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
          (e) Cancellation. On the date specified in the Award Agreement, all unearned Restricted Stock Units will be forfeited to NextG.
     9. Stock Appreciation Rights.
          (a) Stock Appreciation Right Grants. Subject to this Plan’s terms and conditions, the Administrator may grant Stock Appreciation Rights to any Service Providers.
          (b) Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

          (c) Exercise Price and Other Terms. The Administrator will determine the per-Share exercise price for the Shares that will be issued for a Stock Appreciation Right exercise, but the per-Share exercise price will be at least 100% of the Fair Market Value on the grant date. Subject to this Plan’s provisions, the Administrator will otherwise have complete discretion to determine all Stock Appreciation Right terms and conditions.
          (d) Stock Appreciation Right Agreement. For each Stock Appreciation Right granted, the Award Agreement will specify the exercise price, the Stock Appreciation Right’s term, the exercise conditions, and such other terms and conditions that the Administrator determines in the Administrator’s sole discretion.
          (e) Stock Appreciation Right Exercise. The Administrator will determine the date on which each Stock Appreciation Right will expire, and the expiration date will be specified in the Award Agreement. Notwithstanding the foregoing, the Section 6(b) rules relating to the maximum term and the Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
          (f) Stock Appreciation Right Payment Amount. When a Participant exercises a Stock Appreciation Right, the Participant will be entitled to receive from NextG a corresponding payment equal to the product of:
               (i) the difference between one Share’s Fair Market Value on the exercise date over the exercise price, multiplied by
               (ii) the number of Shares for which the Stock Appreciation Right is exercised.
          (g) Payment Form. In the Administrator’s sole discretion, NextG may pay for the Stock Appreciation Right exercise in cash, in Shares of equivalent value, or in any combination.
     10. Performance Units and Performance Shares.
          (a) Performance Unit/Share Grants. Subject to this Plan’s terms, the Administrator may grant Performance Units and Performance Shares. The Administrator will have complete discretion to determine the number of Performance Units and Performance Shares granted to each Participant.
          (b) Performance Unit/Share Values. The Administrator will determine the initial value for each Performance Unit on or before the grant date. Each Performance Share’s initial value will equal the Fair Market Value on the grant date.
          (c) Performance Objectives and Other Terms. In the Administrator’s sole discretion, the Administrator will set performance objectives or other vesting provisions (including continued status as a Service Provider) that, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Service Provider. The time period during which the Participant must meet the performance objectives or other vesting provisions will be called the “Performance Period.”

The grant, exercise price, Performance Period, and other terms and conditions for Performance Units and Performance Shares will be specified in an Award Agreement. The Administrator may set performance objectives based upon achieving NextG company-wide goals, business-unit goals, or individual goals, or any other basis that the Administrator determines in the Administrator’s sole discretion.
          (d) Earning Performance Units/Shares. After the applicable Performance Period has ended, the Performance Unit holder or Performance Share holder will be entitled to receive a corresponding payment of the number of Performance Units or Performance Shares that the Participant earned over the Performance Period. The Administrator will determine the corresponding payment amount, if any, as a function of whether performance objectives or other vesting provisions have been achieved. After granting a Performance Unit or a Performance Share, the Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Unit or Performance Share.
          (e) Performance Unit/Share Payment. NextG will pay for earned Performance Units and Performance Shares as soon as practicable after the applicable Performance Period expires. In the Administrator’s sole discretion, the Administrator may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period), or in any combination.
          (f) Performance Unit/Share Cancellation. On the date specified in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to NextG, and will be available again for grant under the Plan.
     11. Code Section 409A Compliance. Except as the Administrator determines otherwise in the Administrator’s sole discretion, all Awards will be designed and operated to be either exempt from Code Section 409A requirements or to comply with Code Section 409A requirements, so that grants, payments, settlements, or deferral will not be subject to any additional Code Section 409A tax or interest. The Plan and each Award Agreement is intended to meet all Code Section 409A requirements and will be construed and interpreted according to such intent, except as otherwise determined in the Administrator’s sole discretion. To the extent that an Award or payment, or any Award or payment settlement or deferral, is subject to Code Section 409A, then such Award or payment will be granted, paid, settled, or deferred in a manner that will meet all Code Section 409A requirements, so that the grant, payment, settlement, or deferral will not be subject to any additional Code Section 409A tax or interest.
     12. Leaves of Absence/Transfer Between Locations. Unless the Administrator determines otherwise, Award vesting will be suspended during any Service Provider’s unpaid leave of absence. For this Plan’s purposes, a Participant will continue to be considered a Service Provider in the case of (i) any leave of absence that NextG approves in writing (which will be limited to the duration specified in such writing , if any) or (ii) any transfers between NextG locations or between NextG and any Affiliate. For Incentive Stock Options, no such leave may exceed three months, unless re-employment upon such leave’s expiration is guaranteed by statute or contract. If re-employment upon a leave’s expiration is not guaranteed, then, six months after the leave’s first day, any Incentive Stock Option that the Participant holds will no longer be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option.
     13. Award Transfers. Except as specifically provided in this Plan and except as the Administrator may determine otherwise in a particular case, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by descent or distribution laws, and may be exercised only the Participant during the Participant’s lifetime.
     14. Adjustments, Dissolution, Liquidation, Merger, or Control Change.
          (a) Adjustments. Notwithstanding anything to the contrary in this Plan, in the case of any dividend, other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, re-organization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other NextG securities, or in case of any other re-classification or change in NextG’s corporate structure that affects the Shares, the Administrator will prevent any reduction or expansion of the benefits or potential benefits intended under this Plan by (i) adjusting the number and class of Shares that may be delivered under this Plan, (ii) the number, class, and price of Shares covered by each outstanding Award, (iii) the numerical Share limits in Section 3, and/or (iv) any other appropriate Award calculations
          (b) Dissolution or Liquidation. If NextG’s proposed dissolution or liquidation is pending, then the Administrator will notify each Participant as soon as practicable before such proposed transaction’s effective date. To the extent any Award has not been previously exercised, the Award will terminate immediately before such proposed transaction is completed.
          (c) Control Change.
               (i) Administrator Determinations. In the case of any Control Change, the Administrator will determine, without any Participant’s consent, how to treat each outstanding Award, and such Administrator determination may include requiring that outstanding Awards (i) be assumed, or substantially equivalent Awards be substituted, by the acquiring or succeeding corporation (or an affiliate) with appropriate adjustments as to the number and kind of shares and prices; (ii) be terminated immediately before such transaction is completed with written notice to the Participant; (iii) vest and become exercisable, realizable, or payable, or that the restrictions applicable to an Award lapse, in whole or in part before or upon such transaction’s completion, and, to the extent the Administrator determines, be terminated upon such transaction’s completion; (iv) (A) be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been paid upon such Award’s exercise or upon realization of the Participant’s rights as of the transaction completion date, if any, or (B) be replaced with other rights or property selected by the Administrator in the Administrator’s sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to similarly treat all Awards, all Awards held by a Participant, all Participants, or all Awards of the same type.

               (ii) Acceleration. If the successor corporation does not assume or substitute for the Award for any reason (including any Administrator determination under Section 14(c)(i)), then the Participant will fully vest in and have the right to exercise all of the Participant’s outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in a Control Change, then the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a time period that the Administrator determines in the Administrator’s sole discretion, and the Option or Stock Appreciation Right will terminate upon such time period’s expiration.
               (iii) Assumption Standards. For the purposes of this Section 14(c), an Award will be considered assumed if, after the Control Change, the Award confers the right to purchase or receive, for each Share subject to the Award immediately before the Control Change, the consideration (whether stock, cash, or other securities or property) received in the Control Change by Common Stock holders for each Share held on the transaction’s effective date (and if holders were offered a choice of consideration, the consideration type chosen by the holders of a majority of the outstanding Shares); provided that, if such consideration received in the Control Change is not solely common stock of the successor corporation or the successor corporation’s parent, then the Administrator may, with the successor corporation’s consent, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or the successor corporation’s parent equal in fair market value to the per-share consideration received by Common Stock holders in the Control Change. Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned, or is paid-out upon satisfying one or more performance goals will not be considered assumed if NextG or NextG’s successor modifies any of such performance goals without the Participant’s consent; provided that a modification to such performance goals only to reflect the successor corporation’s post-Control-Change corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
          (d) Outside Director Awards. For Awards that are granted to an Outside Director and that are assumed or substituted, if the Participant’s status as a Director or a successor-corporation director, as applicable, is terminated other than upon the Participant’s voluntary resignation (unless the acquirer requested such resignation), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all corresponding Shares (including those Shares that would not otherwise be vested or exercisable), and all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

     15. Tax Withholding.
          (a) Withholding Requirements. Before any cash or Shares are delivered under an Award (or an Award exercise), NextG will have the right to deduct or withhold, or to require a Participant to remit to NextG, an amount sufficient to satisfy federal, state, local, foreign, or other taxes (including the Participant’s FICA obligation) that are required to be withheld with respect to such Award (or such Award’s exercise).
          (b) Withholding Arrangements. In the Administrator’s sole discretion and under such procedures as the Administrator may specify from time to time, the Administrator may allow a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) paying cash, (b) having NextG withhold otherwise deliverable cash or Shares with a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to NextG already-owned Shares with a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     16. No Employment or Service Effect. Neither this Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship with NextG as a Service Provider, nor will this Plan or any Award interfere in any way with the Participant’s right or NextG’s right to terminate such relationship at any time, with or without cause and with or without notice, to the extent permitted by Applicable Laws.
     17. Grant Date. For all purposes, an Award’s grant date will be the date on which the Administrator determines to grant such Award, or such other later date as the Administrator determines. Within a reasonable time after the grant date, the Administrator will give the Participant notice that the grant date was determined.
     18. Plan Term. Subject to Section 22, this Plan will become effective upon this Plan’s adoption by the Board or such later effective date as may be specified in the Board’s resolution adopting this Plan. This Plan will continue in effect for 10 years after the adoption date, unless terminated earlier under Section 19.
     19. Plan Amendment and Termination.
          (a) Amendment and Termination. At any time and for any reason, the Board may amend, alter, suspend, or terminate the Plan.
          (b) Stockholder Approval. NextG will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
          (c) Amendment or Termination Effect. No Plan amendment, alteration, suspension, or termination will impair any Participant’s rights, unless otherwise mutually agreed by the Participant and the Administrator, but only if such agreement is in writing and signed by the Participant and by NextG. This Plan’s termination will not affect the Administrator’s ability to exercise the powers granted to the Administrator under this Plan with respect to Awards granted under this Plan before the termination date.

     20. Condition Upon Share Issuances.
          (a) Legal Compliance. NextG will not issue Shares in response to any Award exercise, unless the exercise and the corresponding Share issuance and delivery will fully comply with all Applicable Laws, and all exercises will be subject to NextG counsel’s approval with respect to such compliance.
          (b) Investment Representations. As a condition to exercising an Award, NextG may require the exercising Participant to represent and warrant that the Participant is purchasing the Shares only for investment and without any present intention to sell or distribute such Shares if, in NextG counsel’s opinion, such a representation is required.
     21. Authority Unavailability. NextG’s inability to obtain authority from any regulatory body that has jurisdiction, which authority NextG’s counsel deems necessary to the lawful Share issuance and sale under this Plan, will permanently relieve NextG of any liability for failing to issue or sell such Shares as to which such requisite authority will not have been obtained.
     22. Stockholder Approval. This Plan will be subject to NextG stockholder approval within 12 months after NextG’s Board adopts this Plan. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
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